UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2024

Monroe Capital Income Plus Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive,Suite 6400
Chicago,Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 258-8300
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. Regulation FD Disclosure.
On October 22, 2024, Monroe Capital LLC (“Monroe Capital”), an affiliate of Monroe Capital Income Plus Corporation (the “Company”), announced that Monroe Capital has entered into a definitive agreement with Wendel Group (Euronext: MF:FP) (“Wendel”) relating to Wendel’s strategic investment in Monroe Capital.

The full text of the press release of Monroe Capital making this announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference; provided, however, that information contained on any website referenced in Exhibit 99.1 is not incorporated by reference into this communication.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 8.01. Other Events.

On October 22, 2024, Monroe Capital, an affiliate of the Company announced that Monroe Capital has entered into a definitive agreement with Wendel relating to Wendel’s strategic investment in Monroe Capital.

At closing, Wendel will commit $1 billion for seed capital and GP commitments for current and future Monroe Capital investment strategies and take a 75% equity stake in Monroe Capital. In connection with the transaction, Wendel will support Monroe Capital with its significant balance sheet to fund growth initiatives and expand Monroe Capital’s private credit platform in the United States, while further developing Wendel’s third-party asset management platform.

Monroe Capital will continue to operate independently, retaining its current governance and leadership structure, including Theodore L. Koenig as Chief Executive Officer and Chairman, Zia Uddin as President, Michael Egan as Vice Chairman and Chief Credit Officer, and Tom Aronson as Vice Chairman and Head of Originations. Monroe Capital’s investment process, strategy and operations will remain the same, and the investment advisory agreements between Monroe Capital (and its affiliates) and its client funds, including its business development companies, are expected to remain substantively the same.

In order to maintain strong alignment with investors, Monroe Capital’s management team will retain a 25% stake in the business and there will be no change to the firm’s broader economic alignment with limited partners, including existing fund commitments and carried interest.

The transaction is expected to close in the first quarter of 2025, subject to the satisfaction of customary closing conditions, including the receipt of regulatory clearances and approvals and client consents. In connection with the transaction, the Company expects to seek approval of a new investment advisory agreement between the Company and its investment adviser, Monroe Capital BDC Advisors, LLC, an affiliate of Monroe Capital, from the Company’s Board of Directors and its shareholders, the terms of which are expected to remain substantively similar to the current investment advisory agreement.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Monroe Capital Press Release, dated October 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: October 22, 2024	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer, Treasurer and Corporate Secretary